Exhibit 99.1

NEWS RELEASE	For Immediate Release

Media Contacts:	Investor Contact:
Shannon Bennett	Eric Rychel
216.910.3664	216.910.3229
shannon.bennett@aleris.com	eric.rychel@aleris.com

Jason Saragian
216.910.3670
jason.saragian@aleris.com

ALERIS ANNOUNCES AGREEMENT TO ACQUIRE NICHOLS ALUMINUM

CLEVELAND, OH – Feb. 10, 2014 – Aleris announced today that it has signed a definitive agreement to acquire Nichols Aluminum, LLC, a wholly owned subsidiary of Quanex Building Products Corporation (NYSE: NX), and a leading producer of aluminum sheet for the transportation, building and construction, machinery and equipment, consumer durables, and electrical industries in North America. The acquisition includes two production facilities in Davenport, Iowa, a facility in Decatur, Alabama, and a facility in Lincolnshire, Illinois. The company has agreed to pay $110 Million in an all-cash transaction.

“Nichols has a long history of producing flat-rolled aluminum sheet products for customers in a number of key industries across North America and we look forward to continuing that long-standing tradition,” Steve Demetriou, Aleris chairman and CEO said. “This acquisition is consistent with our strategy to expand our footprint and enhance our capabilities to ensure we are well-positioned to respond to projected growth in our key end uses as the economy begins to recover.”

Upon the close of the transaction, Nichols will become part of Aleris’ Rolled Products North America business, adding more than 500 Nichols employees to the Aleris team.

The transaction is expected to close following receipt of customary regulatory approvals.

About Aleris
Aleris is a privately held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Cleveland, Ohio, Aleris operates approximately 40 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,”  “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements  include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-use segments, such as global and regional supply and demand conditions for aluminum and aluminum products, and our customers’ industries; (3) our ability to fulfill our substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to retain the services of certain members of our management; (6) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (7) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (8) increases in the cost of raw materials and energy; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing, an inability to access the credit or capital markets or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (17) the possibility that we may incur additional indebtedness in the future; (18) limitations on operating our business as a result of covenant restrictions under our indebtedness; and (19) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, future events or otherwise, except as otherwise required by law.

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